UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

LM FUNDING AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37605	47-3844457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Knights Run Avenue, Suite 1000

Tampa, Florida 33602

(Address of principal executive offices, including zip code)

(813) 222-8996

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 1, 2015, the Board of Directors of LM Funding America, Inc. (the “Company”) approved the separation of the common stock and warrants underlying the Company’s units which currently trade on the NASDAQ Capital Market. In connection with the separation, pursuant to authorization by the Board, the Company provided notice to The NASDAQ Stock Market LLC on December 1, 2015 of the Company’s intention to withdraw the listing of its units from the NASDAQ Capital Market.

The Company requested that the common stock and warrants underlying the units begin trading separately on the NASDAQ Capital Market under the ticker symbols “LMFA” and “LMFAW,” respectively, on December 8, 2015. The units will continue to trade on the NASDAQ Capital Market under the ticker symbol “LMFAU” until the close of the market immediately preceding that date.

Item 7.01.	Regulation FD Disclosure.

On December 1, 2015, the Company issued a press release announcing the anticipated commencement of the separate trading of its common stock and warrants on the NASDAQ Capital Market. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

See the Exhibit Index below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LM FUNDING AMERICA, INC.

By:	/s/ Stephen Weclew
Stephen Weclew
Chief Financial Officer, Treasurer and Assistant Secretary (Principal Accounting Officer and Principal Financial Officer)

Date: December 1, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by LM Funding America, Inc. on December 1, 2015.